Exhibit 1.01

                                  FORM OF NOTE
                                  ------------

LEGEND FOR BOOK-ENTRY NOTE:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK ("THE DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY NOTE ISSUED UPON SUCH TRANSFER OR
EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY
SUCH PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED
BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE
OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                                          REGISTERED

                             CUSIP NO. 201615 CY 5

NO. R-___                                              U.S. $___________

                            COMMERCIAL CREDIT COMPANY
                          7 7/8% Note due February 1, 2025

          COMMERCIAL CREDIT COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________ SPECIMEN _________ _________________________________________________, or registered assigns, the principal sum of _________________________ Dollars ($______________)
on February 1, 2025 and to pay interest thereon from February 10, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 1995, at the rate of 7 7/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          This Security is subject to repayment on February 1, 2005 at the option of the Holder hereof exercisable during the period from and including December 1, 2004 to and including January 1, 2005 at a repayment price equal to the principal amount hereof to be repaid, together with interest payable hereon to the repayment date as described on the reverse hereof.

          Reference is hereby made to the further provisions of this Security set forth after the Trustee's certificate of authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:   February 10, 1995

                                        COMMERCIAL CREDIT COMPANY

                                        By:      Specimen
                                           -------------------------
                                             Jerome T. Fadden
                                             Vice President
                                               and Treasurer

                                        By:      Specimen
                                           -------------------------
                                             Charles O. Prince, III
                                             Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. CITIBANK, N.A., as Trustee



By:___________________________
     Authorized Officer

                            COMMERCIAL CREDIT COMPANY
                         7 7/8% Notes due February 1, 2025

          This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of December 1, 1986, as supplemented by the First Supplemental Indenture dated as of June 13, 1990 (as so supplemented, herein called the "Indenture"), between the Company and Citibank, N.A. (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as set forth above, limited in aggregate principal amount to $200,000,000.

          The Securities of this series may not be redeemed at the option of the Company prior to the Stated Maturity of their principal amount.

          The Securities will be repayable on February 1, 2005 (the "Put Option Date"), at the option of the Holder, at 100% of their principal amount together with interest payable to the date of repayment. In order for this Security to be repaid on the Put Option Date, the Company must receive at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, within the period commencing December 1, 2004 and ending at the close of business on January 1, 2005 (or if such January 1 is not a Business Day, the next succeeding Business Day), this Security with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying this Security duly completed. Any such notice received by the Company within the period commencing December 1, 2004 and ending at the close of business on January 1, 2005 (or if such January 1 is not a Business Day, the next succeeding Business Day) shall be irrevocable. The repayment option may be exercised by the Holder for less than the entire principal amount of this Security provided the principal amount which is to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Security for repayment will be determined by the Company, whose determination will be final and binding.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Securities of this series are subject to satisfaction, discharge and defeasance as provided in Section 403 of the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The
Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                     _______________________________________

          The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.



          UNIF GIFT MIN ACT --          ________________________________________
                                                          (Cust)


                   as Custodian for     ________________________________________
                                                          (Minor)

                                        under Uniform Gifts to Minors Act of


                                        ________________________________________
                                                          (State)

        TEN COM  --  as tenants in common
        TEN ENT  --  as tenants by the entireties
        JT  TEN  --  as joint tenants with right of survivorship and not as tenants in common

        Additional abbreviations may also be used though not in the above list.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



[Please Insert Social Security Number or Other Identifying Number of Assignee:]


________________________________________________________________________________


[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE:]


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________

the within Security of Commercial Credit Company and does hereby irrevocably constitute and appoint


________________________________________________________________________________

Attorney to transfer said Security on the books of said Company, with full power of substitution in the premises.



Dated: ____________________        _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the within Security in every particular, without alteration or enlargement or any change whatever, and be guaranteed by the endorser's bank or broker.

                            OPTION TO ELECT REPAYMENT

     The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at 100% of the principal amount of this Security to be repaid plus accrued interest to the date of repayment.

Dated:________________________     _____________________________________________
                                   Signature

                                   Sign exactly as name appears on the front of this Security [SIGNATURE GUARANTEED -- required only if Securities are to be issued and delivered to other than the registered Holder]


Principal amount to be repaid,     Fill in for registration of
if amount to be repaid is less     Securities if to be issued
than the principal amount of       otherwise than to the
this Security (principal amount    registered Holder:
remaining must be an authorized
denomination)
                                   Name:________________________________________

$_____________________________     Address:_____________________________________

                                           _____________________________________
                                           (Please print name and address
                                           including zip code)

                                   SOCIAL SECURITY OR OTHER TAXPAYER
                                   ID NUMBER

                                   _________________________________